PERFICIENT®

vision. execution. value.

Q4 2016 FINANCIAL RESULTS

February 28, 2017

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2017, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business; uncertainties resulting from changes to policies and laws following the U.S. elections in November 2016; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients' and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant vendors; changes to tax levels, audits, investigations, tax laws or their interpretation; legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information; risks associated with managing growth organically and through acquisitions; and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	2017 - Low end of adjusted goal	2017 - High end of adjusted goal
Full Year GAAP EPS	$ 0.60	$ 0.75
Non-GAAP Adjustment (a):		
Non-GAAP Reconciling Items	0.89	0.87
Tax Effect of Reconciling Items	(0.32)	(0.31)
Full Year Adjusted EPS	$ 1.17	$ 1.31

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. The Company currently expects its 2017 effective income tax rate to be 34.1%. The Company's estimate of fully diluted shares for 2017, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1	Q2	Q3	Q4	Full Year
Fully Diluted Shares for 2017 (in millions)	34.4	34.4	34.4	34.5	34.5

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished February 28, 2017.

OPERATING METRICS

(in thousands, except per share data)	THREE MONTHS ENDED DECEMBER 31,					YEAR ENDED DECEMBER 31,				
	2016		2015		% Change	2016		2015		% Change
Revenues	$	119,590	$	133,650	-11%	$	486,982	$	473,621	3%
Gross Profit Margin	$	36,324	$	43,847	-17%	$	151,280	$	155,210	-3%
Gross Profit Margin %		30.4%		32.8%			31.1%		32.8%	
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses	$	35,864	$	43,560	-18%	$	150,242	$	154,569	-3%
Margin %		36.6%		39.5%			35.9%		37.6%	
EBITDA Excluding Stock Compensation	$	15,442	$	19,831	-22%	$	64,235	$	68,717	-7%
% of Revenue		12.9%		14.8%			13.2%		14.5%	
Income from Operations	$	6,482	$	11,133	-42%	$	32,205	$	35,252	-9%
% of Revenue		5.4%		8.3%			6.6%		7.4%	
Net Income	$	3,693	$	7,570	-51%	$	20,459	$	23,007	-11%
% of Revenue		3.1%		5.7%			4.2%		4.9%	
Adjusted Net Income	$	9,267	$	12,718	-27%	$	37,891	$	42,027	-10%
% of Revenue		7.7%		9.5%			7.8%		8.9%	
GAAP EPS	$	0.11	$	0.22	-50%	$	0.58	$	0.67	-13%
Amortization		0.10		0.09			0.38		0.40	
Stock Compensation		0.10		0.10			0.41		0.39	
Acquisition Costs/Earnout Adjustments		0.02		0.03			(0.01)		0.05	
Tax Effect of Above Reconciling Items		(0.06)		(0.07)			(0.28)		(0.29)	
Adjusted EPS	$	0.27	$	0.37	-27%	$	1.08	$	1.22	-11%

OPERATING METRICS

(in thousands)	Q4 2016	Q3 2016	% Change	Q4 2016	Q4 2015	% Change
Services Revenue (excluding reimbursable expenses)	$ 98,002	$ 102,958	-5%	$ 98,002	$ 110,303	-11%
Software and Hardware Revenue	$ 18,047	$ 11,184	61%	$ 18,047	$ 19,132	-6%

Time & Materials ABR	Q4 2016	Q3 2016
North American Employees	$ 144	$ 144

Utilization	Q4 2016	Q3 2016
North American Employees	77%	79%

Headcount	Q4 2016		Q3 2016	
	Average	Ending	Average	Ending
North American Billable Employees	1,509	1,496	1,568	1,524
Subcontractors	173	161	183	181
Offshore Billable Employees	622	629	628	611
Total Billable Headcount	**2,304**	**2,286**	**2,379**	**2,316**
SG&A Headcount	439	442	436	430
Total Headcount	**2,743**	**2,728**	**2,815**	**2,746**

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q4 2016	Q3 2016	Q4 2015
Analytics	19%	17%	14%
Commerce	14%	15%	11%
Content Management	10%	11%	11%
Custom Applications	10%	9%	7%
Platform	8%	7%	12%
Business Integration	7%	8%	6%
Portals/Collaboration	7%	6%	10%
Customer Relationship Management	6%	5%	6%
Business Process Management	5%	6%	8%
Management Consulting	4%	7%	8%

INDUSTRY DATA

Revenue by Industry (Top 10)	Q4 2016	Q3 2016	Q4 2015
Healthcare/Pharma/Life Sciences	29%	28%	30%
Financial Services/Banking/Insurance	17%	16%	17%
Retail and Consumer Goods	10%	15%	16%
Automotive and Transport Products	10%	9%	9%
Electronics and Computer Hardware	7%	9%	7%
Manufacturing	7%	4%	4%
Telecommunications	6%	6%	7%
Leisure, Media and Entertainment	2%	3%	4%
Energy and Utilities	2%	2%	3%
Business Services	2%	2%	3%

PLATFORM DATA

Revenue by Platform	Q4 2016	Q3 2016	Q4 2015
IBM	32%	35%	40%
Microsoft	16%	16%	13%
Oracle	10%	9%	10%
Salesforce	5%	4%	4%
Adobe	4%	3%	4%
Magento	3%	3%	5%
Open Source	1%	1%	2%
Other Technologies	22%	22%	14%
Management Consulting*	7%	7%	8%

*Platform independent